Exhibit 99.1
JOINT FILING STATEMENT
We, the signatories of this statement on Schedule 13G filed with respect to the LP Units (including Class B Units) of Buckeye Partners, L.P., to which this Agreement is attached, hereby agree that such statement is, and any amendments thereto filed by any of us will be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d—1(k) under the Securities Exchange Act of 1934, as amended.

Dated: January 28, 2011	FIRST RESERVE GP XI, INC.
	By:	/s/ Anne E. Gold
		Name:	Anne E. Gold
		Title:	Chief Compliance Officer, Secretary & Assistant Treasurer

FIRST RESERVE GP XI, L.P.
	By:	First Reserve GP XI, Inc., its general partner

	By:	/s/ Anne E. Gold
		Name:	Anne E. Gold
		Title:	Chief Compliance Officer, Secretary & Assistant Treasurer

FR XI ONSHORE AIV II, L.P.
	By:	First Reserve GP XI, L.P., its general partner

	By:	First Reserve GP XI, Inc., its general partner

	By:	/s/ Anne E. Gold
		Name:	Anne E. Gold
		Title:	Chief Compliance Officer, Secretary & Assistant Treasurer

WILLIAM E. MACAULAY
/s/ Anne E. Gold
By: Anne E Gold, Attorney-in-Fact